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                                                                   Exhibit 23.1



                         CONSENT OF INDEPENDENT AUDITORS





           We hereby consent to the reference to our firm under the caption "Experts" and to the use of our reports dated January 21, 1998 with respect to the consolidated financial statements of Glenborough Realty Trust Incorporated, the combined financial statements of the GRT Predecessor Entities, the consolidated financial statements of Glenborough Hotel Group, and related financial statement schedules included on Form 10-K of Glenborough Realty Trust Incorporated for the year ended December 31, 1997, incorporated by reference into this Registration Statement and the related Prospectus of Glenborough Realty Trust Incorporated.



San Francisco, California                        ARTHUR ANDERSEN LLP
April 9, 1998